Exhibit 32.1

Yager/Kuester Public Fund Limited Partnership

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Yager/Kuester Public Fund Limited Partnership (the “Partnership”) certify that the Annual Report on Form 10-KSB of the Company for the fiscal period ending December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and information obtained in that Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date 3/24/04	By:	/s/ Dexter R. Yager, Sr.

Dexter R. Yager, Sr.

Date 3/24/04	By:	/s/ Thomas K. Emery

Thomas K. Emery